Exhibit 99.1

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

Fourth Quarter and Full Year Fiscal 2021 Financial Results

•    Full Year Net Sales $276.7 Million (+65.3%)

•    Full Year E-commerce Channel Sales +100.2% -- Traditional Channel Sales +48.6%

•    Full Year Gross Margin 45.8% (+340 Basis Points)

•    Full Year GAAP EPS $1.29 / Non-GAAP EPS $2.32

COLUMBIA, Mo., July 15, 2021 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the fourth quarter and full year fiscal 2021 ended April 30, 2021.

Fourth Quarter Fiscal 2021 Financial Highlights

•

Quarterly net sales were $64.5 million, an increase of $21.4 million, or 49.6%, over net sales of $43.1 million for the comparable quarter last year, reflecting increases in both e-commerce and traditional sales channels.

•	Quarterly gross margin was 44.4%, even with gross margin of 44.4% for the comparable quarter last year.
•

Quarterly net income was $1.2 million, or $0.09 per diluted share, compared with a net loss $90.7 million, or ($6.49) per diluted share, for the comparable quarter last year.  In the fourth quarter of last year, the company expected to be negatively impacted by several factors related to the COVID-19 pandemic, which constituted a triggering event that required the company to take a $98.9 million non-cash goodwill impairment charge.

•

Quarterly non-GAAP net income was $4.9 million, or $0.34 per diluted share, compared with a non-GAAP net loss of $123,000, or ($0.01) per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude a non-cash impairment of goodwill in the prior year, acquired intangible amortization, stock compensation, transition costs, COVID-19 expenses, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•

Quarterly Adjusted EBITDAS was $7.0 million, or 10.8% of net sales, compared with $3.1 million, or 7.3% of net sales, for the comparable quarter last year.  For a detailed reconciliation, see the schedules that follow in this release.

Full Year Fiscal 2021 Financial Highlights

•

Full year net sales were $276.7 million, an increase of $109.3 million, or 65.3%, over net sales of $167.4 million for the prior year, reflecting increases in both e-commerce and traditional sales channels.

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

•	Full year gross margin was 45.8%, an increase of 340 basis points, over gross margin of 42.4% for the comparable quarter last year.

•

Full year net income was $18.4 million, or $1.29 per diluted share, compared with a net loss $96.2 million, or ($6.88) per diluted share, last year.  Last year, the company recorded a $98.9 million non-cash goodwill impairment charge.

•

Full year non-GAAP net income was $33.0 million, or $2.32 per diluted share, compared with a non-GAAP net income of $3.2 million, or $0.23 per diluted share, for the prior year. GAAP to non-GAAP adjustments for net income exclude a non-cash impairment of goodwill in the prior year, acquired intangible amortization, stock compensation, transition costs, COVID-19 expenses, and other costs.  For a detailed reconciliation, see the schedules that follow in this release.

•

Full year Adjusted EBITDAS was $47.3 million, or 17.1% of net sales, compared with $12.3 million, or 7.3% of net sales, for the prior year.  For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and CEO, said, “Fiscal 2021 was a historic year for our company. With the completion of our spin-off in August 2020, we became an independent public company dedicated to building authentic, lifestyle brands that help consumers make the most out of the moments that matter.  We believe that sharing our passion for creating brands and products that allow people to pursue their outdoor adventures was especially timely, as consumers increasingly looked to outdoor activities, such as fishing, hunting, shooting sports, camping, and hiking, in response to travel restrictions and social distancing, and as they continued to demonstrate an increased interest in self-protection.  Some people turned to these activities for the very first time, and others for the first time in a long time. Regardless, we are pleased and proud that so many of them took our brands along on their journey.  We are also extremely proud of our employees, whose loyalty, hard work, and dedication helped us to establish our new company, service our customers with continuity, and deliver outstanding results, despite a year of unprecedented uncertainty driven by the pandemic.  We thank you.”

Net sales grew more than 65% and represented products from across the company’s four brand lanes – Marksman, Defender, Harvester, and Adventurer. “While our brands clearly aligned well with strong consumer participation trends in personal protection and the outdoor lifestyle activities we serve, we also believe that our ‘Dock & UnlockTM’ strategy, designed to provide entry into new and larger addressable markets, helped drive our strong results.  We believe fiscal 2021 ushered in a new era for the outdoor industry, one that welcomed many new participants who, we believe, will continue to explore the outdoors in the future.   We are poised to build upon our foundation as we set our sights on future growth and take our brands from ‘Niche to KnownTM’,” concluded Murphy.

Andrew Fulmer, Chief Financial Officer, said, “Our financial results for fiscal 2021, which represents our first year as an independent public company, are a success by any measure.  We have established a business structure that not only drove product innovation and record net sales, but one that allowed us to generate strong profits as we continued to build a balance sheet capable of supporting our future growth initiatives.  Our Adjusted EBITDAS of $47.3 million for fiscal 2021, represented growth of nearly 300% versus the prior year, and reflected the benefit of investments we initiated in our e-commerce and logistics capabilities long before our spin-off.  We generated free cash flow of over $29.0 million in fiscal 2021, and ended the year with cash of $60.8 million and no borrowings on our $50.0 million senior secured credit facility, which is expandable by an additional $15.0 million under certain conditions.  This means that we now have over $125.0 million in available capital to support our organic growth and potential future acquisitions.   Lastly, we are providing our guidance for fiscal 2022, which began May 1, 2021.”

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

Outlook

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
NET SALES, EARNINGS PER SHARE, and ADJUSTED EBITDAS GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION (Unaudited)

	Range for the Year Ending April 30, 2022
Net sales (in thousands)	$280,000	$295,000

GAAP income per share - diluted	$1.00	$1.24
Amortization of acquired intangible assets	0.96	0.96
Stock compensation	0.21	0.21
Transition costs	0.19	0.19
Tax effect of non-GAAP adjustments	(0.34)	(0.34)
Non-GAAP income per share - diluted	$2.02	$2.26

Non-GAAP Adjusted EBITDAS (in thousands)	$42,000	$47,000

The Company is not providing a quantitative reconciliation of non-GAAP Adjusted EBITDAS guidance in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, the Company does not provide a reconciliation of forward-looking non-GAAP Adjusted EBITDAS to GAAP net income due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected GAAP net income may vary significantly based on actual events, including variations in acquired intangible asset amortization and stock compensation expense, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by projected non-GAAP Adjusted EBITDAS.

We define free cash flow as operating cash flow, which was $33.3 million in fiscal 2021, less cash flows from investing activities, which were $4.2 million in fiscal 2021.

Conference Call and Webcast

The Company will host a conference call and webcast today, July 15, 2021, to discuss its fourth quarter and full year fiscal 2021 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 570-1129 and reference conference identification number 8556447.  No RSVP is necessary.  The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “non-GAAP income per share diluted,” “Adjusted EBITDAS,” and “free cash flow” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end of this press release. A reconciliation of projected non-GAAP income per share diluted and free cash flow are contained under the “Outlook” section of this press release. From time-to-time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends.  The Company believes it

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) transition costs, (iv) COVID-19 expenses, (v) goodwill impairment, (vi) product recall, (vii) the tax effect of non-GAAP adjustments, (viii) interest expense, (ix) income tax expense/(benefit), (x) depreciation and amortization, and (xi) related party interest income; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis.  These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures.  The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts.  The company produces innovative, top quality products under the brands Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Performance Center® Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; LaserLyte®; and MEAT!   For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our dedication to building authentic, lifestyle brands that help consumers make the most out of the moments that matter; our belief that sharing our passion for creating brands and products that allow people to pursue their outdoor adventures was especially timely, as consumers increasingly looked to outdoor activities, such as fishing, hunting, shooting sports, camping, and hiking, in response to travel restrictions and social distancing, and as they continued to demonstrate an increased interest in self-protection; our belief that our ‘Dock & Unlock’ strategy, designed to provide entry into new and larger addressable markets, helped drive our strong results; our belief that 2021 ushered in a new era for the outdoor industry, one that welcomed many new participants who will continue to explore the outdoors in the future; our belief that we are poised to build upon our foundation as we set our sights on future growth and taking our brands from ‘Niche to Known’; our belief that we have established a business structure that not only drove product innovation and record net sales, but one that allowed us to generate strong profits as we continued to build a balance sheet capable of supporting our future growth initiatives; the potential for future acquisitions; and our guidance for fiscal 2022. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the effects of the COVID-19, pandemic, including potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2021.

Forward-looking statements included in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this press release except as may be required by the federal securities laws.

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED BALANCE SHEETS

	As of:
	April 30, 2021	April 30, 2020
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$60,801	$234
Accounts receivable, net of allowance for credit losses of $119 on April 30, 2021 and $448 on April 30, 2020	42,261	35,096
Inventories	74,296	59,999
Prepaid expenses and other current assets	2,324	3,244
Income tax receivable	149	104
Total current assets	179,831	98,677
Property, plant, and equipment, net	10,992	9,677
Intangible assets, net	53,643	69,152
Goodwill	64,315	64,315
Right-of-use assets	25,375	2,772
Deferred income taxes	6,683	3,580
Other assets	424	242
Total assets	$341,263	$248,415
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,021	$8,936
Accrued expenses	9,843	7,655
Accrued payroll and incentives	6,774	3,249
Lease liabilities, current	1,771	1,324
Accrued profit sharing	1,933	217
Total current liabilities	36,342	21,381
Lease liabilities, net of current portion	24,780	2,830
Other non-current liabilities	236	106
Total liabilities	61,358	24,317
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,059,440 shares issued and outstanding on April 30, 2021	14	—
Former net parent company investment	—	224,098
Additional paid in capital	265,362	—
Retained earnings	14,529	—
Total equity	279,905	224,098
Total liabilities and equity	$341,263	$248,415

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)
(Dollars in thousands, except per share data)

	For the Three Months Ended April 30,		For the Years Ended April 30,
	2021	2020	2021	2020
	(Unaudited)
Net sales	$64,473	$43,084	$276,687	$167,379
Cost of sales	35,821	23,942	149,859	96,363
Gross profit	28,652	19,142	126,828	71,016
Operating expenses:
Research and development	737	1,125	5,378	4,995
Selling, marketing, and distribution	15,347	10,353	56,773	38,596
General and administrative	11,283	11,014	41,182	41,292
Goodwill impairment	—	98,929	—	98,929
Total operating expenses	27,367	121,421	103,333	183,812
Operating income/(loss)	1,285	(102,279)	23,495	(112,796)
Other income/(expense), net:
Other income/(expense), net	145	(21)	497	(21)
Interest (expense)/income, net	(41)	1,325	300	4,963
Total other income/(expense), net	104	1,304	797	4,942
Income/(loss) from operations before income taxes	1,389	(100,975)	24,292	(107,854)
Income tax expense/(benefit)	141	(10,300)	5,887	(11,653)
Net income/(loss)/comprehensive income/(loss)	$1,248	$(90,675)	$18,405	$(96,201)
Net income/(loss) per share:
Basic	$0.09	$(6.49)	$1.31	$(6.88)
Diluted	$0.09	$(6.49)	$1.29	$(6.88)
Weighted average number of common shares outstanding:
Basic	14,030	13,975	13,997	13,975
Diluted	14,287	13,975	14,225	13,975

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended April 30,
	2021	2020
	(In thousands)
Cash flows from operating activities:
Net income/(loss)	$18,405	$(96,201)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	19,827	23,639
Loss on sale/disposition of assets	107	819
Provision for losses on accounts receivable	(48)	688
Impairment of long-lived tangible assets	—	720
Goodwill impairment	—	98,929
Deferred income taxes	(3,103)	(12,499)
Stock-based compensation expense	2,910	850
Changes in operating assets and liabilities:
Accounts receivable	(7,117)	(8,763)
Inventories	(14,297)	942
Accounts payable	7,632	12
Accrued liabilities	10,158	(24)
Other	(1,154)	(665)
Net cash provided by operating activities	33,320	8,447
Cash flows from investing activities:
Payments to acquire patents and software	(558)	(383)
Payments to acquire property and equipment	(3,623)	(1,480)
Net cash used in investing activities	(4,181)	(1,863)
Cash flows from financing activities:
Net transfers from/(to) former Parent	31,485	(6,512)
Cash paid for debt issuance costs	(410)	—
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	386	—
Payment of employee withholding tax related to restricted stock units	(33)	—
Net cash provided by/(used in) financing activities	31,428	(6,512)
Net increase in cash and cash equivalents	60,567	72
Cash and cash equivalents, beginning of period	234	162
Cash and cash equivalents, end of period	$60,801	$234
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$111	$—
Income taxes	$7,951	$—

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (Dollars in thousands, except per share data) (Unaudited)

	For the Three Months Ended April 30,		For the Years Ended April 30,
	2021	2020	2021	2020

GAAP gross profit	$28,652	$19,142	$126,828	$71,016
Transition costs	—	—	127	872
Product recall	—	—	—	(180)
Non-GAAP gross profit	$28,652	$19,142	$126,955	$71,708

GAAP operating expenses	$27,367	$121,421	$103,333	$183,812
Amortization of acquired intangible assets	(4,068)	(4,857)	(16,304)	(18,868)
Goodwill impairment	—	(98,929)	—	(98,929)
Stock compensation	(810)	(482)	(2,910)	(850)
Transition costs	—	(8)	(137)	(708)
COVID-19 expenses	—	(299)	(223)	(299)
Other	—	—	(125)	—
Non-GAAP operating expenses	$22,489	$16,846	$83,634	$64,158

GAAP operating income/(loss)	$1,285	$(102,279)	$23,495	$(112,796)
Amortization of acquired intangible assets	4,068	4,857	16,304	18,868
Goodwill impairment	—	98,929	—	98,929
Stock compensation	810	482	2,910	850
Transition costs	—	8	264	1,580
COVID-19 expenses	—	299	223	299
Product recall	—	—	—	(180)
Other	—	—	125	—
Non-GAAP operating income	$6,163	$2,296	$43,321	$7,550

GAAP net income/(loss)	$1,248	$(90,675)	$18,405	$(96,201)
Amortization of acquired intangible assets	4,068	4,857	16,304	18,868
Goodwill impairment	—	98,929	—	98,929
Stock compensation	810	482	2,910	850
Transition costs	—	8	264	1,580
COVID-19 expenses	—	299	223	299
Related party interest income	—	(1,325)	(424)	(4,963)
Product recall	—	—	—	(180)
Other	—	—	125	—
Tax effect of non-GAAP adjustments	(1,220)	(12,698)	(4,851)	(15,974)
Non-GAAP net income/(loss)	$4,906	$(123)	$32,956	$3,208

GAAP net income/(loss) per share - diluted	$0.09	$(6.49)	$1.29	$(6.88)
Amortization of acquired intangible assets	0.28	0.35	1.15	1.35
Goodwill impairment	—	7.08	—	7.08
Stock compensation	0.06	0.03	0.20	0.06
Transition costs	—	—	0.02	0.11
COVID-19 expenses	—	0.02	0.02	0.02
Related party interest income	—	(0.09)	(0.03)	(0.36)
Product recall	—	—	—	(0.01)
Other	—	—	0.01	—
Tax effect of non-GAAP adjustments	(0.09)	(0.91)	(0.34)	(1.14)
Non-GAAP net income/(loss) per share - diluted	$0.34	$(0.01)	$2.32	$0.23

1800 N Route Z

Columbia, MO 65202

(800) 338-9585

NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended April 30,		For the Years Ended April 30,
	2021	2020	2021	2020

GAAP net income/(loss)	$1,248	$(90,675)	$18,405	$(96,201)
Interest expense	49	—	111	—
Income tax expense/(benefit)	141	(10,300)	5,887	(11,653)
Depreciation and amortization	4,715	5,708	19,827	23,639
Related party interest income	—	(1,325)	(424)	(4,963)
Stock compensation	810	482	2,910	850
Goodwill impairment	—	98,929	—	98,929
Product recall	—	—	—	(180)
Transition costs	—	8	264	1,580
COVID-19 costs	—	299	223	299
Other	—	—	125	—
Non-GAAP Adjusted EBITDAS	$6,963	$3,126	$47,328	$12,300